                                                                    Exhibit 24.1

                        Joint Filer Information Statement

Names:                             The Alan Kent Boswell Trust (Alan K.Boswell,
                                   trustee), Linda K. Boswell, and the Linda Knight
                                   Boswell Trust (Linda K. Boswell, trustee)

Address:                           255 Pin Oak Lane Madisonville, KY 42431

Designated Filer:                  Alan K. Boswell

Issuer and Ticker Symbol:          Alliance Holdings GP, L.P. (AHGP)

Date of Event Requiring Statement: June 13, 2006

The undersigned, Alan Kent Boswell Trust (Alan K. Boswell, trustee), Linda K.
Boswell, and the Linda Knight Boswell Trust (Linda K. Boswell, trustee)are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Alan K. Boswell with respect to the beneficial ownership of securities of
Alliance Holdings GP, L.P.

Signatures:

/s/ The Alan Kent Boswell Trust, Alan K. Boswell, as Trustee,
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by Megan Cordle, pursuant to power of attorney
dated February 9, 2007

/s/ Linda K. Boswell
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by Megan Cordle, pursuant to power of attorney
dated February 9, 2007

/s/ The Linda Knight Boswell Trust, Linda K. Boswell, as Trustee,
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by Megan Cordle, pursuant to power of attorney
dated February 9, 2007